                                                                    EXHIBIT 4.3

                               DONLAR CORPORATION

                             1994 STOCK OPTION PLAN
                             STOCK OPTION AGREEMENT

      Unless otherwise defined herein, the terms defined in the Donlar Corporation 1994 Stock Option Plan (the "Plan") shall have the same defined meanings in this Stock Option Agreement.

I. NOTICE OF STOCK OPTION GRANT

      Optionee's Name and Address:
_______________________
_______________________
_______________________

      _______________ (the "Optionee") has been granted an option to purchase
______ Stock of the Company, subject to the terms and conditions of the Plan and this Stock Option Agreement, as follows:

      DATE OF GRANT:                            ________

      VESTING COMMENCEMENT DATE:                ________

      EXERCISE PRICE PER SHARE:            $    ________

      TOTAL NUMBER OF SHARES GRANTED:           ________

      TOTAL EXERCISE PRICE:                $    ________

      TYPE OF OPTION:                           Incentive Stock Option
                                           -

                                           -    Nonstatutory Stock Option

      TERM/EXPIRATION DATE:                     ________

      VESTING SCHEDULE: Subject to Optionee's continued employment or consulting relationship with the Company, this Option shall vest and may be exercised, in whole or in part, in accordance with the following schedule:
                      ______ Shares        -      ________
                      ______ Shares        -      ________
                      ______ Shares        -      ________
                      ______ Shares        -      ________
                      ______ Shares        -      ________
                      ______ Shares        -      ________
                      ______ Shares        -      ________
                      ______ Shares        -      ________

         TERMINATION PERIOD: This Option may be exercised for three months after termination of employment or consulting relationship, except as set out in Sections 6, 7 and 8 of this Stock Option Agreement and as provided in the Plan, but in no event later than the Term/Expiration Date as provided above.

    II AGREEMENT

          1. GRANT OF OPTION. The Plan Administrator of the Company hereby grants to the Optionee named in the Notice of Grant in Section I of this Agreement (the "Notice of Grant") an option (the "Option") to purchase a number of shares of Common Stock (the "Shares") set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price") subject to the terms, definitions and provisions of the Plan, which is incorporated herein by reference. In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Stock Option Agreement, the terms and conditions of the Plan shall prevail.

               If designated an Incentive Stock Option ("ISO"), this Option is intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code. However, if this Option is intended to be an Incentive Stock Option, to the extent that it exceeds the $100,000 rule of Code Section 422(d) it shall be treated as a Nonstatutory Stock Option ("NSO").

         2. EXERCISE OF OPTION. This Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and with the provisions of Section 9 of the Plan as follows:

               (i)  Right to Exercise.

                    (a) This Option may not be exercised for a fraction of a share.

                    (b) In the event of Optionee's death, disability or other termination of employment or consulting relationship, the exercisability of the Option is governed by Sections 6, 7 and 8 below, subject to the limitation contained in subsection 2(i)(c) below.

                    (c) In no event may this Option be exercised after the date of expiration of the term of this Option as set forth in the Notice of Grant.

             (ii) Method of Exercise. This Option shall be exercisable by written notice (in the form attached as Exhibit A) which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such shares of Common Stock as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company. The written notice shall be accompanied by payment of the Exercise Price. The Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

              No Shares will be issued pursuant to the exercise of an Option unless such issuance and such exercise shall comply with all relevant provisions of law and the requirements of any stock exchange or national market system upon which the Shares may then be traded. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Optionee on the date on which the Option is exercised with respect to such Shares.

      3. Optionee's Representations. In the event the Shares purchasable pursuant to the exercise of this Option have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), at the time this Option is exercised, Optionee shall, if required by the Company, concurrently with the exercise of all or any portion of this Option, deliver to the Company his Investment Representation Statement in the form attached hereto as Exhibit B.

      4. Method of Payment. Payment of the Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

             (i)  cash; or

            (ii)  check; or

           (iii) surrender of other shares of Common Stock of the Company which (A) in the case of Shares acquired pursuant to the exercise of a Company stock option, have been owned by the Optionee for more than six (6) months on the date of surrender and (B) have a fair market value on the date of surrender equal to the Exercise Price of the Shares as to which the Option is being exercised; or

           (iv) to the extent authorized by the Company, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

      5. Restrictions on Exercise. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 207 of Title 12 of the Code of Federal Regulations (Regulation G) as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation.

      6. Termination of Relationship. In the event of termination of Optionee's consulting relationship or Continuous Status as an Employee, Optionee may, to the extent otherwise so entitled at the date of such termination (the "Termination Date"), exercise this Option during the Termination Period set out in the Notice of Grant. To the extent that Optionee was not entitled to exercise this Option at the date of such termination, or if Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

      7. Disability of Optionee. Notwithstanding the provisions of Section 6 above, in the event of termination of an Optionee's Continuous Status as an Employee or Consultant as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), Optionee may, but only within twelve (12) months from the date of such termination (but in no event later than the expiration date of the term of such Option as set forth in the Notice of Grant), exercise the Option to the extent he is otherwise entitled to exercise it at the date of such termination. If such disability is not a "disability" as such term is defined in Section 22(e)(3) of the Code, in the case of an ISO such ISO shall cease to be treated as an ISO and will be treated for tax purposes as an NSO on the ninety-first (91st) day following such termination. To the extent that Optionee is not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         8. Death of Optionee. In the event of the termination of Optionee's Continuous Status as an Employee or Consultant as a result of the death of Optionee, the Option may be exercised, at any time within twelve (12) months following the date of death (but in no event later than the Term/Expiration Date of this Option set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent the Optionee was entitled to exercise the Option at the date of death. To the extent that Optionee was not entitled to exercise the Option at the date of termination, or if Optionee does not exercise such Option to the extent so entitled within the time specified herein, the Option shall terminate.

         9. Non-Transferability of Option. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and my be exercised during the lifetime of Optionee only by him. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

         10. Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option. The limitations set out in Section 7 of the Plan regarding Options designated as Incentive Stock Options granted to more than ten percent (10%) shareholders shall apply to this Option.

         11. Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

              (i) Exercising the Option.

                    (a) Exercise of an NSO. If this Option does not qualify as an ISO, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

                    (b) Exercise of an ISO. If this Option qualifies as an ISO, the Optionee will have no regular federal income tax liability upon its exercise, although the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price will be treated as an adjustment to the alternative minimum tax for federal tax purposes and may subject the Optionee to alternative minimum tax in the year of exercise.

             (ii)  Disposition of Shares.

                    (a) NSO. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

                    (b) ISO. If the Optionee holds ISO Shares (I) for at least one year after exercise and (II) two years after the grant date, then any gain realized on disposition of the Shares will be treated as long-
term capital gain for federal income tax purposes. If the Optionee disposes of ISO Shares within one year after exercise or two years after the grant date, any gain realized on such disposition will be treated as compensation income (taxable at ordinary income rates) to the extent of the excess, if any, of the LESSER OF (A) the difference between the FAIR MARKET VALUE OF THE SHARES ACQUIRED ON THE DATE OF EXERCISE and the aggregate Exercise Price or (B) the difference between the SALE PRICE of such Shares and the aggregate Exercise Price.

                (iii) Notice of Disqualifying Disposition of ISO Shares. If the Optionee sells or otherwise disposes of any of the Shares acquired pursuant to an ISO on or before the later of (a) two years after the grant date or (b) one year after the exercise date, then the Optionee shall immediately notify the Company in writing of such disposition. The Optionee agrees that he or she may be subject to income tax withholding by the Company on the compensation income recognized from such early disposition of ISO Shares by payment in cash or out of the current earnings paid to the Optionee.

        OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THIS OPTION IS EARNED ONLY BY CONTINUING CONSULTANCY OR EMPLOYMENT BY THE COMPANY (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS STOCK OPTION AGREEMENT, NOR IN THE PLAN WHICH IS INCORPORATED HEREIN BY REFERENCE, SHALL CONFER UPON OPTIONEE ANY RIGHT WITH RESPECT TO CONTINUATION OF EMPLOYMENT OR CONSULTANCY BY THE COMPANY, NOR SHALL IT INTERFERE IN ANY WAY WITH HIS RIGHT OR THE COMPANY'S RIGHT TO TERMINATE HIS EMPLOYMENT OR CONSULTANCY AT ANY TIME, WITH OR WITHOUT CAUSE.

        By Optionee's signature and the signature of the Company's representative below, Optionee and the Company agree that this Option is granted under and governed by the terms and conditions of the Plan and this Stock Option Agreement. Optionee has reviewed the Plan and this Stock Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Stock Option




               (REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

Agreement and fully understands all provisions of the Plan and this Stock Option Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions relating to the Plan and this Stock Option Agreement.


Dated:
       ---------


                                    DONLAR CORPORATION,
                                     an Illinois corporation


                                    By:
                                         --------------------------------
                                    Its:
                                         --------------------------------



                                    OPTIONEE


                                        --------------------------------
                                        (Signature)


                                        --------------------------------
                                        (Please Print Name)


                                        --------------------------------
                                        (Please Print Address)


                                        --------------------------------

                               CONSENT OF SPOUSE

     The undersigned spouse of Optionee has read and hereby approves the terms and conditions of the Plan and this Stock Option Agreement. In consideration of the Company's granting his or her spouse the right to purchase Shares as set forth in the Plan and the Stock Option Agreement, the undersigned hereby agrees to be irrevocably bound by the terms and conditions of the Plan and this Stock Option Agreement and further agrees that any community property interest shall be similarly bound. The undersigned hereby appoints the undersigned's spouse as the attorney-in-fact for the undersigned with respect to any amendment or exercise of rights under the Plan or this Stock Option Agreement.


                                        --------------------------------------
                                        (Spouse of Optionee Signature)

                                        --------------------------------------
                                        (Please Print Spouse's Name)

                                   EXHIBIT A

                             STOCK OPTION AGREEMENT
                                EXERCISE NOTICE


Donlar Corporation
Moffett Campus
6502 South Archer Avenue
Bedford Park, Illinois 60501-9998
Attention:    Chief Financial Officer

        1. EXERCISE OF OPTION. Effective as of today, ______________, 19__, the undersigned ("Optionee") hereby elects to exercise Optionee's option to purchase ___________ shares of the Common Stock (the "Shares") of Donlar Corporation (the "Company") under and pursuant to the Company's 1994 Stock Option Plan, as amended (the "Plan") and the [ ] Incentive [ ] Nonstatutory Stock Option Agreement dated _________________ (the "Stock Option Agreement").

        2. REPRESENTATIONS OF OPTIONEE. Optionee acknowledges that Optionee has received, read and understood the Plan and the Stock Option Agreement and agrees to abide by and be bound by their terms and conditions. Optionee represents that Optionee is purchasing the Shares for Optionee's own account for investment and not with a view to, or for sale in connection with, a distribution of any of such Shares.

        3. RIGHTS AS SHAREHOLDER. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 11 of the Plan.

            Optionee shall enjoy rights as a shareholder until such time as Optionee disposes of the Shares or the Company and/or its assignee(s) exercises the Right of First Refusal hereunder. Upon such exercise, Optionee shall have no further rights as a holder of the Shares so purchased except the right to receive payment for the Shares so purchased in accordance with the provisions of this Agreement, and Optionee shall forthwith cause the certificate(s) evidencing the Shares so purchased to be surrendered to the Company for transfer or cancellation.

        4. COMPANY'S RIGHT OF FIRST REFUSAL. Before any Shares held by Optionee or any transferee (either being sometimes referred to herein as the "Holder") may be sold or otherwise transferred (including transfer by gift or operation of law), the Company or its assignee(s) shall have a right of first refusal to purchase the Shares on the terms and conditions set forth in this Section (the "Right of First Refusal").

            (a) Notice of Proposed Transfer. The Holder of the Shares shall deliver to the Company a written notice (the "Notice") stating: (i) the Holder's bona fide intention to sell or otherwise transfer such Shares; (ii) the name of each proposed purchaser or other transferee ("Proposed Transferee"); (iii) the number of Shares to be transferred to each Proposed Transferee; and (iv) the bona fide cash price or other consideration for which the Holder proposes to transfer the Shares (the "Offered Price"), and the Holder shall offer the Shares at the Offered Price to the Company or its assignee(s).

            (b) Exercise of Right of First Refusal. At any time within thirty (30) days after receipt of the Notice, the Company and/or its assignee(s) may, by giving written notice to the Holder, elect to purchase all, but not less than all, of the Shares proposed to be transferred to any one or more of the Proposed Transferees, at the purchase price determined in accordance with subsection (c) below.

            (c) Purchase Price. The purchase price ("Purchase Price") for the Shares purchased by the Company or its assignee(s) under this Section shall be the Offered Price. If the Offered Price includes consideration other than cash, the cash equivalent value of the non-cash consideration shall be determined by the Board of Directors of the Company in good faith.

            (d) Payment. Payment of the Purchase Price shall be made, at the option of the Company or its assignee(s), in cash (by check), by cancellation of all or a portion of any outstanding indebtedness of the Holder to the Company (or, in the case of repurchase by an assignee, to the assignee), or by any combination thereof within 30 days after receipt of the Notice or in the manner and at the times set forth in the Notice.

            (e) Holder's Right to Transfer. If all of the Shares proposed in the Notice to be transferred to a given Proposed Transferee are not purchased by the Company and/or its assignee(s) as provided in this Section, then the Holder may sell or otherwise transfer such Shares to that Proposed Transferee at the Offered Price or at a higher price, provided that such sale or other transfer is consummated within 120 days after the date of the Notice and provided further that any such sale or other transfer is effected in accordance with any applicable securities laws and the Proposed Transferee agrees in writing that the provisions of this Section shall continue to apply to the Shares in the hands of such Proposed Transferee. If the Shares described in the Notice are not transferred to the Proposed Transferee within such period, a new Notice shall be given to the Company, and the Company and/or its assignees shall again be offered the Right of First Refusal before any Shares held by the Holder may be sold or otherwise transferred.

            (f) Exception for Certain Family Transfers. Anything to the contrary contained in this Section notwithstanding, the transfer of any or all of the Shares during the Optionee's lifetime or on the Optionee's death by will or intestacy to the Optionee's immediate family or a trust for the benefit of the Optionee's immediate family shall be exempt from the provisions of this Section. "Immediate Family" as used herein shall mean spouse, lineal descendant or antecedent, father, mother, brother or sister. In such case, the transferee or other recipient shall receive and hold the Shares so transferred subject to the provisions of this Section, and there shall be no further transfer of such Shares except in accordance with the terms of this Section.

            (g) Termination of Right of First Refusal. The Right of First Refusal shall terminate as to any Shares 90 days after the first sale of Common Stock of the Company to the general public pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act").

        5. TAX CONSULTATION. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee's purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

        6.  RESTRICTIVE LEGENDS AND STOP-TRANSFER ORDERS.

            (a) Legends. Optionee understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by state or federal securities laws:

            THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS
            AND UNTIL REGISTERED UNDER THE ACT OR, IN THE OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER OF THESE SECURITIES, SUCH OFFER, SALE OR TRANSFER, PLEDGE OR HYPOTHECATION IS IN COMPLIANCE THEREWITH.

            THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND RIGHT OF FIRST REFUSAL OPTIONS HELD BY THE ISSUER OR ITS ASSIGNEE(S) AS SET FORTH IN THE EXERCISE NOTICE BETWEEN THE ISSUER AND THE ORIGINAL HOLDER OF THESE SHARES, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND RIGHT OF FIRST REFUSAL ARE BINDING ON TRANSFEREES OF THESE SHARES.

            (b) Stop-Transfer Notices. Optionee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

            (c) Refusal to Transfer. The Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

        7. MARKET STANDOFF AGREEMENT. Optionee hereby agrees that if so requested by the Company or any representative of the underwriters in connection with any registration of the offering of any securities of the Company under the 1933 Act, Optionee shall not sell or otherwise transfer any Shares or other securities of the Company during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act; provided, however, that such restriction shall only apply to the first two registration statements of the Company to become effective under the Securities Act which include securities to be sold on behalf of the Company to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

        8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

        9. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Company's Board of Directors or the committee thereof that administers the Plan, which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Board or committee shall be final and binding on the Company and on Optionee.

        10. GOVERNING LAW; SEVERABILITY. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois excluding that body of law pertaining to conflicts of law. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

        11. NOTICES. Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States mail by certified mail, with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

        12. FURTHER INSTRUMENTS. The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

        13. DELIVERY OF PAYMENT. Optionee herewith delivers to the Company the full Exercise Price for the Shares.

        14. ENTIRE AGREEMENT. The Plan and Stock Option Agreement are incorporated herein by reference. This Agreement, the Plan and the Stock Option Agreement constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and is governed by Illinois law except for that body of law pertaining to conflict of laws.


Submitted by:                         Accepted by:

OPTIONEE:                             DONLAR CORPORATION


                                      By:
-----------------------------------       ------------------------------------
           (Signature)
                                      Its:
-----------------------------------       ------------------------------------
           (Print Name)


Address:                              Address:

-----------------------------------   Moffet Campus
                                      6502 South Archer Avenue
-----------------------------------   Bedford Park, EL 60501-9998

                                   EXHIBIT B
                      INVESTMENT REPRESENTATION STATEMENT

OPTIONEE:

COMPANY:         DONLAR CORPORATION

SECURITY:        ____ STOCK

AMOUNT:

DATE:

In connection with the purchase of the above-listed Securities, the undersigned Optionee represents to the Company the following:

            (a) Optionee is aware of the Company's business affairs and financial condition and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the securities. Optionee is acquiring these securities for investment for Optionee's own account only and not with a view to, or for resale in connection with, any "distribution" thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

            (b) Optionee acknowledges and understands that the securities constitute "restricted securities" under the Securities Act and have not been registered under the Securities Act in reliance upon a specific exemption therefrom, which exemption depends upon, among other things, the bona fide nature of Optionee's investment intent as expressed herein. In this connection, Optionee understands that, in the view of the Securities and Exchange Commission, the statutory basis for such exemption may be unavailable if Optionee's representation was predicated solely upon a present intention to hold these Securities for the minimum capital gains period specified under tax statutes, for a deferred sale, for or until an increase or decrease in the market price of the Securities, or for a period of one year or any other fixed period in the future. Optionee further understands that the Securities must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Optionee further acknowledges and understands that the Company is under no obligation to register the Securities. Optionee understands that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company and any other legend required under applicable state securities laws.

           (c) Optionee is familiar with the provisions of Rule 701 and Rule 144, each promulgated under the Securities Act, which, in substance, permit limited public resale of "restricted securities" acquired, directly or indirectly from the issuer thereof, in a non-public offering subject to the satisfaction of certain conditions. Rule 701 provides that if the issuer qualifies under Rule 701 at the time of exercise of the Option by the Optionee, such exercise will be exempt from registration under the Securities Act. In the event the Company later becomes subject to the reporting requirements of
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), ninety (90) days thereafter (or such longer period as any market stand-off agreement may require) the securities exempt under Rule 701 may be resold, subject to the satisfaction of certain of the conditions specified by Rule 144, including among other things: (1) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act); and, in the case of an affiliate, (2) the availability of certain public information about the Company, and the amount of securities being sold during any three month period not exceeding the limitations specified in Rule 144(e), if applicable.

        In the event that the Company does not qualify under Rule 701 at the time of exercise of the Option, then the securities may be resold in certain limited circumstances subject to the provisions of Rule 144, which requires among other things: (1) the resale occurring not less than two years after the party has purchased, and made full payment for, within the meaning of Rule 144, the securities to be sold; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than three years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Exchange Act) and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

            (d) Optionee agrees, in connection with the Company's initial underwritten public offering of the Company's securities, (1) not to sell, make short sale of, loan, grant any options for the purchase of, or otherwise dispose of any shares of Common Stock of the Company held by Optionee (other than those shares included in the registration) without the prior written consent of the Company or the underwriters managing such initial underwritten public offering of the Company's securities for one hundred eighty (180) days from the effective date of such registration and (2) further agrees to execute any agreement reflecting (1) above as may be requested by the underwriters at the time of the public offering. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such 180-day period.

            (e) Optionee further understands that in the event all of the applicable requirements of Rule 701 or 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rules 144 and 701 are not exclusive, the Staff of the Securities and Exchange Commission has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rules 144 or 701 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk. Optionee understands that no assurances can be given that any such other registration exemption will be available in such event.

                             Signature of Optionee:


                             -----------------------------------------------


                             Date:
                                  ---------------------------




                                      B-2